EXHIBIT 99

PSEG Investor News                                                      NYSE:PEG
For further information, contact:
    > Brian Smith, Director, Investor Relations          Phone: 973-430-6564
    > Sue Carson, Director, Financial Communications     Phone: 973-430-6565
    > Greg McLaughlin, Sr. Investor Relations Analyst    Phone: 973-430-6568

--------------------------------------------------------------------------------
                                                                January 28, 2003


                    PSEG ANNOUNCES 2002 RESULTS OF $3.76 PER SHARE,
            OR REPORTED EARNINGS OF $1.17 REFLECTING CHARGES OF $2.59,
                   ON STRONG 4th QUARTER BY PSEG POWER AND PSE&G


                In a Year of Turbulence for the Energy Industry,
                     Results Are Well Within Targeted Range

                   PSEG Is Providing Initial 2003 EPS Guidance
                    Of $3.70 to $3.90 from Ongoing Operations


     Public Service Enterprise Group (PSEG) announced today (January 28) that results for the year 2002 were $786 million or $3.76 per share of common stock, based on 209 million average shares outstanding and excluding various charges of $541 million or $2.59 per share. Including these charges, PSEG's reported earnings were $245 million or $1.17 per share.

     PSEG also announced today that results for the fourth quarter of 2002 were $250 million or $1.16 per share of common stock, based on 216 million average shares outstanding and excluding various charges of $5 million or 2 cents per share. Including these charges, PSEG's fourth-quarter reported earnings were $245 million or $1.14 per share.

     Attachments to this release provide details and reconciliations of 2002 results and comparative 2001 results, including the following: Charges related to PSEG Global's investments in Argentina; discontinuation of operations at Global's Tanir Bavi generating facility in India and certain operations of PSEG Energy Technologies that were largely reported in the second quarter; goodwill impairments recorded as of January 1, 2002 for PSEG Energy Holdings, and quarterly and 12-month results for PSEG's principal subsidiaries - Public Service Electric and Gas Company (PSE&G), PSEG Power and PSEG Energy Holdings.

     "PSEG achieved results that were well within our targeted range because our diverse portfolio of businesses enabled us to perform extremely well in the turbulent energy marketplace," according to E. James Ferland, chairman and chief executive officer.

     "The excellence of PSEG Power's nuclear operations and PSE&G's continuing focus on cost controls were key drivers behind our solid performance in 2002," he said. "During the fourth quarter in particular, Power benefited from its successful participation in New Jersey's initial basic generation service (BGS) auction, while PSE&G had stronger, weather-related gas sales."

     Ferland said PSEG Power's nuclear generating plants - Hope Creek, Salem 1 and 2 and Peach Bottom 2 and 3 - produced a combined capacity factor of nearly 94% during 2002, which represented more than 60% of Power's generation output for the year.

     These positive factors were offset primarily by higher interest costs incurred by PSEG and its subsidiaries, the absence of certain tax benefits realized by PSE&G in 2001 and comparatively lower contributions from investments at PSEG Energy Holdings, he said.

     Ferland said PSEG also made certain key strategic moves in the fourth quarter to strengthen its creditworthiness as a means of mitigating the effects of the volatile energy and financial markets. "We strengthened our balance sheet and enhanced our liquidity with the sale of additional common stock and other securities, which helped reduce our debt levels," he said. "We also sharply curtailed capital spending by our various businesses on both the domestic and international fronts."

     Through the uncertainties of 2002, he noted, PSEG remained committed to the preservation of its common stock dividend. "We have long recognized how important our dividends are to shareholders," he said. "We have been paying annual dividends on an uninterrupted basis since 1907 and, on January 21, declared a common stock dividend of 54 cents per share for the first quarter of 2003."

KEY DEVELOPMENTS - 2002

     In the fourth quarter, PSEG took several steps to enhance its financial position. They included closing on a new three-year credit facility for $350 million, which replaced a five-year, $150 million facility. "Our ability to upsize a credit facility in this environment reflects our financial strength," Ferland said. "As a result of our actions in 2002, we finished the year with $1.9 billion of available liquidity. In 2003, our liquidity will remain strong and we will have very manageable debt maturities."

     Also in the fourth quarter, the company issued $180 million of preferred securities and $460 million of common stock, the proceeds of which were used to reduce debt levels. In the third quarter, the company had issued $460 million of participating units that are convertible to common stock. Proceeds were also used to reduce debt. All together since Labor Day, PSEG issued over $1.1 billion of equity, equity-linked and preferred securities.

     Ferland said PSEG Power, the wholesale energy supply business, has spread out its capital expenditure requirements by extending for about a year the completion of three natural gas-fired, combined-cycle facilities now under construction in New Jersey, New York and Indiana. "These modest delays will better match the in-service dates of these facilities with the projected energy needs of consumers in those regions and spread the remaining capital requirements more effectively," he said.

     He added that PSEG Energy Holdings has ceased making new capital investments at two of its subsidiaries, PSEG Resources and PSEG Global, through 2004. "For the foreseeable future, these businesses will focus on maximizing the value of their existing investments," he said.

     As previously announced, these actions by PSEG Power and PSEG Energy Holdings will reduce their 2003 capital requirements by about $500 million.

     In another fourth-quarter 2002 development, Ferland said the company recorded a pension-related balance sheet charge to Other Comprehensive Income of about $300 million. "This is an effect of the continued decline in the financial markets, which caused the value of our pension assets to drop below our accumulated pension obligation," he said. "Many other companies were faced with this situation in 2002."

     Ferland said this balance sheet charge would be adjusted annually, based on market conditions and company contributions, and removed completely when the assets again exceed the accumulated pension obligation. "During this year, we will continue to monitor the market closely and also evaluate the benefit of increased pension contributions by the company in an effort to bring the pension assets and obligations in line with each other," he said.

     He emphasized that this 2002 pension-related charge had no effect on earnings and that its impact on the balance sheet should be offset this year. He explained that PSEG will be adopting, as required, SFAS No. 143 "Accounting for Asset Retirement Obligations" (SFAS 143) in the first quarter, which, in PSEG's case, deals primarily with the adjustment of certain liabilities associated with the decommissioning of PSEG Power's nuclear and fossil generating plants. "We expect the adoption of this standard to have a favorable impact on earnings and equity," he said. "This impact, which is not reflected in our 2003 guidance, should more than offset the pension charge to equity."

     "Going into 2003, we have reduced our debt ratio to the low 60% range," Ferland said. "By the end of the year, this amount is expected to decline into the high 50s as a result of our reduced capital spending program and other factors."

FINANCIAL OUTLOOK - 2003

     In looking ahead, Ferland said PSEG is providing initial EPS guidance of $3.70 to $3.90 per share from ongoing operations for 2003.

     He said results for 2003 would depend on several factors. In February, the New Jersey Board of Public Utilities (BPU) will hold its second BGS auction. He said the auction structure has been modified this year to incorporate hourly rates for a small percentage of large customers. The load to serve all remaining customers on fixed seasonal pricing will be auctioned in two time periods - 10 months and 34 months, he said. "This will have the effect of moving each contract to the beginning of the peak summer usage, which should provide the opportunity for more cost-effective, long-term contracts between the utilities and the suppliers," he said.

     PSEG Power will continue to benefit from the results of the initial BGS auction until August 1. Overall, Power plans to term up more than 75% of its PJM ISO assets.

     A second key event in 2003 for PSEG will be the completion of PSE&G's electric base rate case. This will conclude the transition process outlined in the state's energy master plan implemented on August 1, 1999. A final decision on the rate increase is expected before

August 1, 2003. Last May, PSE&G filed a request for a $250 million increase in annual revenues. Although limited to this amount, updates filed later would support a revenue increase of more than $300 million.

                                     #####

================================================================================

     Readers are cautioned that statements contained in this press release about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

================================================================================

                                                                                             Attachment 1
                                  PSEG Results
                                December 31, 2002
                                   (Unaudited)

---------------------------------------------------------------------------------------------------------
                                                               Fourth Quarter            12 Months
                                                              2002        2001        2002       2001
---------------------------------------------------------------------------------------------------------
Earnings ($Millions)
--------------------
PSE&G                                                            $ 72         $ 25       $201      $ 230
PSEG Power                                                        144          101        468        394
PSEG Energy Holdings
    PSEG Global*                                                   (5)          33         68        100
    PSEG Resources                                                 48           39         78         71
    PSEG Energy Technologies                                        -            -         (2)        (2)
    PSEG Energy Holdings                                           (2)          (2)        (6)        (2)
                                                           ----------------------------------------------
Subtotal                                                           41           70        138        167
    Loss from Argentine Investments                                 5            -       (370)         -
    Loss from Discontinued Operations,
       including Loss on Disposal                                 (10)           2        (51)       (15)
    Cumulative Effect of a Change in
       Accounting Principle                                         -            -       (120)         9
                                                           ----------------------------------------------
Total PSEG Energy Holdings                                         36           72       (403)       161
                                                           ----------------------------------------------
  PSEG                                                             (7)          (3)       (21)       (15)
---------------------------------------------------------------------------------------------------------
PSEG Net Income                                                  $245        $ 195       $245       $770
---------------------------------------------------------------------------------------------------------
Total Impairment and Other Charges                              $  (5)        $  2      $(541)      $ (6)
---------------------------------------------------------------------------------------------------------
PSEG Income from Continuing Operations,
Excluding Losses from Argentine Investments                     $ 250        $ 193      $ 786      $ 776
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Average Shares Outstanding (millions)                             216          207        209        208
---------------------------------------------------------------------------------------------------------

EPS
---
PSE&G                                                          $ 0.34       $ 0.12     $ 0.96     $ 1.11
PSEG Power                                                       0.67         0.49       2.24       1.89
PSEG Energy Holdings
    PSEG Global*                                                (0.03)        0.16       0.33       0.48
    PSEG Resources                                               0.22         0.19       0.37       0.34
    PSEG Energy Technologies                                        -            -      (0.01)     (0.01)
    PSEG Energy Holdings                                        (0.01)       (0.01)     (0.03)     (0.01)
                                                           ----------------------------------------------
Subtotal                                                         0.18         0.34       0.66       0.80
    Loss from Argentine Investments                              0.03            -      (1.77)         -
    Loss from Discontinued Operations,
       including Loss on Disposal                               (0.05)        0.01      (0.24)     (0.07)
    Cumulative Effect of a Change in
       Accounting Principle                                         -            -      (0.58)      0.04
                                                           ----------------------------------------------
Total PSEG Energy Holdings                                       0.16         0.35      (1.93)      0.77
                                                           ----------------------------------------------
   PSEG                                                         (0.03)       (0.02)     (0.10)     (0.07)
---------------------------------------------------------------------------------------------------------
PSEG Net Income                                               $  1.14       $ 0.94    $  1.17     $ 3.70
---------------------------------------------------------------------------------------------------------
Total Impairment and Other Charges                            $ (0.02)      $ 0.01    $ (2.59)    $(0.03)
---------------------------------------------------------------------------------------------------------
PSEG Income from Continuing Operations,
Excluding Losses from Argentine Investments                   $  1.16       $ 0.93    $  3.76     $ 3.73
---------------------------------------------------------------------------------------------------------

*PSEG Global's 2002 amounts exclude losses from Argentine Investments. Including these amounts, PSEG Global had no Income from continuing operations for the quarter ended December 31, 2002 and had a loss from continuing operations of $302 million of $1.44 per share for the twelve months ended December 31, 2002.


                                                                                                                        Attachment 2

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                 CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
                      (Millions, except for Per Share Data)

------------------------------------------------------------------------------------------------------------------------------------
                       Three Months Ended December 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                PSEG Energy
                                                                               PSEG       PSE&G     PSEG Power  Holdings     Other*
                                                                             --------- ---------- ----------- -----------  --------
Operating Revenues                                                            $ 2,700    $ 1,625      $1,329       $ 205    $ (459)

Operating Expenses
     Energy Costs                                                               1,424      1,030         818          35      (459)
     Operation & Maintenance                                                      531        261         220          57        (7)
     Write-down of Project Investments                                             (9)         -           -          (9)        -
     Depreciation & Amortization                                                  137         93          29          10         5
     Taxes Other than Income Taxes                                                 34         34           -           -         -
                                                                             --------- ---------- ----------- -----------  --------
          Total Operating Expenses                                              2,117      1,418       1,067          93      (461)
                                                                             --------- ---------- ----------- -----------  --------
Operating Income                                                                  583        207         262         112         2

Other Income and Deductions                                                        12         12           -          (3)        3
Interest Expense and Preferred Securities Dividend Requirements                  (210)      (105)        (31)        (54)      (20)
Income Taxes                                                                     (130)       (42)        (87)         (9)        8
                                                                             --------- ---------- ----------- -----------  --------

INCOME (LOSS) FROM CONTINUING OPERATIONS                                          255         72         144          46        (7)

Loss from Discontinued Operations, net of tax                                     (10)         -           -         (10)        -
                                                                             --------- ---------- ----------- -----------  --------

NET INCOME (LOSS)                                                            $    245        $72        $144      $   36     $  (7)
                                                                             ======================================================

Income (Loss) from Continuing Operations                                     $    255         72         144          46        (7)
     Writedown of Argentine Investments, net of tax                                (5)         -           -          (5)        -
Income (Loss) from Continuing Operations,                                    --------- ---------- ----------- -----------  --------
     Excluding Losses from Argentine Investments                             $    250        $72        $144        $ 41      $ (7)
                                                                             =======================================================

     Effective Tax Rate                                                           34%         37%        38%          15%

Weighted Average Common Shares Outstanding (000's):                           215,682
                                                                             =========

Earnings Per Share (Basic and Diluted):
     Income from Continuing Operations                                       $   1.19
     Loss from Discontinued Operations, net of tax                              (0.05)
                                                                             ---------
     Net Income                                                              $   1.14
                                                                             =========

Earnings Per Share (Basic and Diluted):
     Income from Continuing Operations                                       $   1.19
         Write-down of Argentine Investments                                    (0.03)
     Income from Continuing Operations,                                      ---------
         Excluding Losses from Argentine Investments                         $   1.16
                                                                             =========

     Dividends Paid Per Share of Common Stock                                $   0.54
                                                                             =========

------------------------------------------------------------------------------------------------------------------------------------
                       Three Months Ended December 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           PSEG Energy
                                                                        PSEG       PSE&G     PSEG Power     Holdings      Other*
                                                                       --------- ---------- ----------- ---------------  --------
Operating Revenues                                                      $ 1,738    $ 1,433      $  533            $257    $ (485)

Operating Expenses
     Energy Costs                                                           608        918         141              34      (485)
     Operation & Maintenance                                                489        254         203              36        (4)
     Write-down of Project Investments                                        7          -           -               7         -
     Depreciation & Amortization                                            123         98          12               7         6
     Taxes Other than Income Taxes                                           29         29           -               -         -
                                                                       --------- ---------- ----------- ---------------  --------
          Total Operating Expenses                                        1,256      1,299         356              84      (483)
                                                                       --------- ---------- ----------- ---------------  --------
Operating Income                                                            482        134         177             173        (2)

Other Income and Deductions                                                   3          5           3              (4)       (1)
Interest Expense and Preferred Securities Dividend Requirements            (202)      (109)        (28)            (64)       (1)
Income Taxes                                                                (90)        (5)        (51)            (35)        1
                                                                       --------- ---------- ----------- ---------------  --------

INCOME (LOSS) FROM CONTINUING OPERATIONS                                    193         25         101              70        (3)

Loss from Discontinued Operations, net of tax                                 2          -           -               2         -
                                                                       --------- ---------- ----------- ---------------  --------

NET INCOME (LOSS)                                                         $ 195       $ 25       $ 101            $ 72      $ (3)
                                                                       ========= ========== =========== ===============  ========


     Effective Tax Rate                                                      32%        15%        34%             32%

Weighted Average Common Shares Outstanding (000's):                     207,269
                                                                       =========

Earnings Per Share (Basic and Diluted):
     Income from Continuing Operations                                   $ 0.93
     Loss from Discontinued Operations, net of tax                         0.01
                                                                       ---------
     Net Income                                                          $ 0.94
                                                                       =========

     Dividends Paid Per Share of Common Stock                            $ 0.54
                                                                       =========

* Primarily includes financing activities at the parent and intercompany eliminations relating to basic generation service and basic gas supply service.

                                                                                                             Attachment 3

                                      PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                     CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
                                          (Millions, except for Per Share Data)

-------------------------------------------------------------------------------------------------------------------------
                                         Twelve Months Ended December 31, 2002
-------------------------------------------------------------------------------------------------------------------------
                                                                                                    PSEG Energy
                                                                      PSEG      PSE&G    PSEG Power  Holdings     Other*
                                                                   ---------- --------  --------- ------------- ---------
Operating Revenues                                                   $ 8,390  $ 5,919     $3,670         $ 749   $(1,948)

Operating Expenses
    Energy Costs                                                       3,769    3,684      1,886           147    (1,948)
    Operation & Maintenance                                            1,896      982        773           165       (24)
    Write-down of Project Investments                                    497        -          -           497         -
    Depreciation & Amortization                                          571      409        108            35        19
    Taxes Other than Income Taxes                                        131      131          -             -         -
                                                                   ---------- --------  --------- ------------- ---------
         Total Operating Expenses                                      6,864    5,206      2,767           844    (1,953)
                                                                   ---------- --------  --------- ------------- ---------
Operating Income (Loss)                                                1,526      713        903           (95)        5

Other Income and Deductions                                              (22)      26          -           (50)        2
Interest Expense and Preferred Securities Dividend Requirements         (840)    (423)      (122)         (237)      (58)
Income Taxes                                                            (248)    (115)      (313)          150        30
                                                                   ---------- --------  --------- ------------- ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS                                 416      201        468          (232)      (21)

Loss from Discontinued Operations, including Loss on Disposal,
    net of tax                                                           (51)       -          -           (51)        -
                                                                   ---------- --------  --------- ------------- ---------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
    A CHANGE IN ACCOUNTING PRINCIPLE                                     365      201        468          (283)      (21)

Cumulative Effect of a Change in Accounting Principle                   (120)       -          -          (120)        -
                                                                   ---------- --------  --------- ------------- ---------

NET INCOME (LOSS)                                                     $  245     $201      $ 468        $ (403)     $(21)
                                                                   ========== ========  ========= ============= =========

Income (Loss) from Continuing Operations                               $ 416    $ 201      $ 468        $ (232)     $(21)
    Loss from Operations of Impaired Assets, net of tax                   40        -          -            40         -
    Write-down of Argentine Investments, net of tax                      330        -          -           330         -
Income from Continuing Operations,                                 ---------- --------  --------- ------------- ---------
    Excluding Losses from Argentine Investments                        $ 786     $201      $ 468          $138      $(21)
                                                                   ========== ========  ========= ============= =========

    Effective Tax Rate                                                    37%      36%        40%           42%

Weighted Average Common Shares Outstanding (000's):                  208,813
                                                                   ==========

Earnings Per Share (Basic and Diluted):
    Income from Continuing Operations                                 $ 1.99
    Loss from Discontinued Operations, including Loss on Disposal      (0.24)
                                                                   ----------
    Income Before Cumulative Effect of a Change in Accounting
      Principle                                                         1.75
    Cumulative Effect of A Change in Accounting Principle              (0.58)
                                                                   ----------
    Net Income                                                       $  1.17
                                                                   ==========

Earnings Per Share (Basic and Diluted):
    Income from Continuing Operations                                $  1.99
       Loss from Operations of Impaired Assets, net of tax              0.19
       Write-down of Argentine Investments, net of tax                  1.58
    Income from Continuing Operations,                             ----------
        Excluding Losses from Argentine Investments                   $ 3.76
                                                                   ==========

    Dividends Paid Per Share of Common Stock                          $ 2.16
                                                                   ==========

-------------------------------------------------------------------------------------------------------------------------
                                           Twelve Months Ended December 31, 2001
-------------------------------------------------------------------------------------------------------------------------
                                                                                                   PSEG Energy
                                                                      PSEG     PSE&G    PSEG Power   Holdings     Other*
                                                                   ---------- --------  --------- ------------- ---------
Operating Revenues                                                   $ 7,055  $ 6,091     $2,452         $ 638   $(2,126)

Operating Expenses
    Energy Costs                                                       2,674    3,913        832            55    (2,126)
    Operation & Maintenance                                            1,841      996        738           119       (12)
    Write-down of Project Investments                                      7        -          -             7         -
    Depreciation & Amortization                                          496      370         95            16        15
    Taxes Other than Income Taxes                                        121      121          -             -         -
                                                                   ---------- --------  --------- ------------- ---------
         Total Operating Expenses                                      5,139    5,400      1,665           197    (2,123)
                                                                   ---------- --------  --------- ------------- ---------
Operating Income (Loss)                                                1,916      691        787           441        (3)

Other Income and Deductions                                               35      107          -            (7)      (65)
Interest Expense and Preferred Securities Dividend Requirements         (794)    (479)      (143)         (202)       30
Income Taxes                                                            (381)     (89)      (250)          (65)       23
                                                                   ---------- --------  --------- ------------- ---------

INCOME FROM CONTINUING OPERATIONS                                        776      230        394           167       (15)

Loss from Discontinued Operations, net of tax                            (15)       -          -           (15)        -
                                                                   ---------- --------  --------- ------------- ---------
INCOME BEFORE CUMULATIVE EFFECT OF A
    CHANGE IN ACCOUNTING PRINCIPLE                                       761      230        394           152       (15)

Cumulative Effect of a Change in Accounting Principle                      9        -          -             9         -
                                                                   ---------- --------  --------- ------------- ---------

NET INCOME (LOSS)                                                      $ 770    $ 230      $ 394          $161      $(15)
                                                                   ========== ========  ========= ============= =========

    Effective Tax Rate                                                    32%      28%        39%           25%


Weighted Average Common Shares Outstanding (000's):                  208,226
                                                                   ==========

Earnings Per Share (Basic and Diluted):
    Income from Continuing Operations                                 $ 3.73
    Loss from Discontinued Operations                                  (0.07)
                                                                   ----------
    Income Before Cumulative Effect of a Change in Accounting
      Principle                                                         3.66
    Cumulative Effect of A Change in Accounting Principle               0.04
                                                                   ----------
    Net Income                                                        $ 3.70
                                                                   ==========

    Dividends Paid Per Share of Common Stock                          $ 2.16
                                                                   ==========

* Primarily includes financing activities at the parent and intercompany eliminations relating to basic generation service and basic gas supply service.

                                                                                                      Attachment 4

                       Public Service Enterprise Group Incorporated
                    Reconciliation of Income from Continuing Operations
                       (excluding losses from Argenting Investments)
                                       (unaudited)
Results for the three months ended December 31, 2001                                                         0.93

PSE&G -
   Weather                                                                                       0.15
   Gas Rate Relief                                                                               0.09
   Miscellaneous                                                                                (0.02)

PSEG Power -
   Stronger Margins (primarily BGS)                                                              0.31
   2001 Cost of Removal                                                                         (0.05)
   O&M                                                                                          (0.03)
   Interest                                                                                     (0.04)
   Miscellaneous                                                                                (0.01)


PSEG Energy Holdings -
  Global - 2001 gains from Eagle point sale (.07), lower earnings from TIE (.04), 2001 earnings from Argentina (.05), restructuring
  and interest costs (.05) partially offset by higher earnings from acquisitions                (0.19)
  Resources                                                                                      0.03

PSEG (Parent) -                                                                                 (0.01)

   Change from Prior Period                                                                                   0.23
                                                                                                            -------
Results for the three months ended December 31, 2002                                                          1.16
                                                                                                            =======

                       Public Service Enterprise Group Incorporated
                    Reconciliation of Income from Continuing Operations
                       (excluding losses from Argenting Investments)
                                       (unaudited)

Results for the twelve months ended December 31, 2001                                                        3.73

PSE&G -
   Higher Margins (primarily gas rate relief and weather offset by
        lower DSM, Fiber Optic and other revenue)                                                0.14
   Intercompany Note Interest                                                                   (0.19)
   Non-Recurring Tax Audit Adjustment in 2001                                                   (0.17)
   O&M Expenses                                                                                  0.08
   Miscellaneous                                                                                (0.01)

PSEG Power -
   Stronger Margins (primarily BGS)                                                              0.53
   Interest Expense (Intercompany Note Reduction Offset by New Debt Issued)                      0.07
   2001 Cost of Removal                                                                         (0.04)
   O&M expenses, primarily due to timing of outages                                             (0.15)
   Miscellaneous                                                                                (0.06)

PSEG Energy Holdings -
  Global - 2001 gains from Eagle point sale (.07) and lower earnings from TIE (.11), and 2001 earnings from Argentina (.14),
  partially offset by higher earnings from acquisitions .14, and improved operations            (0.15)
  Resources                                                                                      0.03
  PSEG Energy Holdings (Parent)                                                                 (0.02)

PSEG (Parent) -                                                                                 (0.03)
                                                                                                ------
   Change from Prior Period                                                                                   0.03
                                                                                                            -------
Results for the twelve months ended December 31, 2002                                                         3.76
                                                                                                            =======

                                                                                                                 Attachment 5

                              PSEG Energy Holdings

        Summary of Impairments and Other Charges by Investment-Net of Tax
        ------------------------------------------------------------------

                                                                            4th Quarter                       YTD
                                                                       (in millions)   EPS            (in millions)   EPS
                                                                      ---------------  ----          ---------------  ---
PSEG Global:
------------
Argentina - EDEERSA and Assets Held for Sale to AES
            Writedown of Investment and Operating Losses                      $  (5)    $(0.03)              $ 370     $1.77
            Goodwill Impairment                                                   -          -                  36      0.18
                                                                      -------------------------      ------------------------
Total Argentina                                                                  (5)     (0.03)                406      1.95
                                                                      -------------------------      ------------------------
India - Tanir Bavi
            Discontinued Operations                                               -          -                   9      0.04
            Goodwill Impairment                                                   -          -                  18      0.09
                                                                      -------------------------      ------------------------
Total Tanir Bavi                                                                  -          -                  27      0.13
                                                                      -------------------------      ------------------------

Brazil - RGE
            Goodwill Impairment                                                   -          -                  34      0.16
                                                                      -------------------------      ------------------------

Total for PSEG Global                                                             -          -               $ 467     $2.24
                                                                      =========================      ========================

PSEG Energy Technologies:
-------------------------
            Discontinued Operations                                            $ 10      $0.05                $ 42     $0.20
            Goodwill impairment                                                   -          -                  32      0.15
                                                                      -------------------------      ------------------------
Total PSEG Energy Technologies                                                   10       0.05                  74      0.35
                                                                      -------------------------      ------------------------

Total                                                                         $   5      $0.02               $ 541     $2.59
                                                                      =========================      ========================

   Summary of Impairments and Other Charges by Income Statement Presentation-Net of Tax
   ------------------------------------------------------------------------------------
                                                                          4th Quarter                          YTD
                                                                       (in millions)   EPS            (in millions)   EPS
                                                                      ---------------  ----          ---------------  ---
Losses from Argentine Investments                                             $  (5)   $(0.03)               $ 370     $1.77
Discontinued Operations                                                          10      0.05                   51      0.24
Goodwill Impairment                                                               -         -                  120      0.58
                                                                      -------------------------      ------------------------
Total by Income Statement Presentation                                        $   5    $ 0.02                $ 541     $2.59
                                                                      =========================      ========================

                                                                                                        Attachment 6

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                      CAPITALIZATION SCHEDULE (Unaudited)
                                    (Millions)



                                                                               As of December 31,
                                                               -----------------------------------------------------
                                                                      2002                              2001
                                                               -----------------             -----------------------
DEBT
  Commercial Paper and Loans                                         $  625                             $ 1,053
  Non-Recourse Note Payable                                             137                                 285
  Long-Term Debt, including amounts due within one year               7,668                               7,486
  Securitization Debt, including amounts due within one year          2,351                               2,472
  Project Level, Non-Recourse Debt,
              including amounts due within one year                   1,721                               1,418
                                                              -----------------             -----------------------
        Total Debt                                                   12,502                              12,714

SUBSIDIARIES' PREFERRED SECURITIES                                    1,400                                 760
                                                              -----------------             -----------------------

COMMON STOCKHOLDERS' EQUITY
   Common Stock                                                       4,056                               3,599
   Treasury Stock                                                      (981)                               (981)
   Retained Earnings                                                  1,601                               1,809
   Accumulated Other Comprehensive Income (Loss)                       (693)                               (290)
                                                               -----------------             -----------------------
      Total Common Stockholders' Equity                               3,983                               4,137
                                                               -----------------             -----------------------
      TOTAL CAPITALIZATION                                         $ 17,885                            $ 17,611
                                                               =================             =======================

As of December 31, 2002, our ratio of debt (excluding non-recourse project financings and securitization debt and including commercial paper and loans, certain letters of credit and similar instruments) to total capitalization was approximately 0.61. This ratio is calculated in a manner that is consistent with the financial covenants contained in PSEG's credit facilities.

                                                                                   Attachment 7

                     Public Service Electric and Gas Company

                       Electric and Gas Sales to Customers

                                 December 2002



                                 Electric Sales
                            Millions of Kilowatthours
                            -------------------------

                                    Three         Change vs            Twelve          Change vs
                                Months Ended         2001           Months Ended         2001
                                ------------      ---------         ------------      ---------
Residential                         2,911           11.0%              12,867            7.6%
Commercial                          5,258            3.4%              21,766            2.5%
Industrial                          1,622          -14.3%               6,782          -14.2%

Total                                                2.0%                                0.8%



                            Gas Sold and Transported
                               Millions of Therms
                               ------------------


                                    Three         Change vs            Twelve         Change vs
                                Months Ended         2001           Months Ended         2001
                                ------------      ---------         ------------      ---------
Residential Sales                    497            38.6%              1,351             4.0%
Commercial - Firm Sales              191            25.0%                539            -8.5%
Industrial - Firm Sales               19            35.0%                 55            -0.5%
Gas Transported                      331            26.5%              1,194            22.3%

Total  *                                            23.6%                               -3.8%

* Includes interruptible and cogeneration sales